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                                                                     Exhibit 5.1
                                                                     -----------

                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 312-861-2000

To Call Writer Direct:                                             Facsimile:
312-861-2000                                                       312-861-2200

                                 April 28, 1997


BWAY Corporation
8607 Roberts Drive
Suite 250
Atlanta, Georgia  30350


Re:  10 1/4% Senior Subordinated Notes due 2007, Series B
     ----------------------------------------------------

Ladies and Gentlemen:

     We are acting as special counsel to BWAY Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to $100,000,000 in aggregate principal amount of the Company's 10 1/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on or about April 28, 1997 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's 10 1/4% Senior Subordinated Notes due 2007 (the "Old Notes"). We are also acting as special counsel to Armstrong Containers, Inc., Brockway Standard, Inc., Brockway Standard (Canada), Inc., Brockway Standard (New Jersey), Inc., Brockway Standard (Ohio), Inc., Materials Management, Inc., Milton Can Company, Inc. and Plate Masters, Inc. (collectively, the "Subsidiary Guarantors") as issuers of guarantees (collectively, the "Guarantees") of the obligations of the Company under the Exchange Notes. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of April 11, 1997, among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as Trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $100,000,000 in aggregate principal amount is outstanding.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company and each Subsidiary Guarantor, (ii) minutes and records of the corporate proceedings of the Company and each Subsidiary Guarantor with respect to the issuance of the
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BWAY Corporation
April 28, 1997
Page 2

Exchange Notes and the Guarantees, respectively, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of April 11, 1997, among the Company, the Subsidiary Guarantors, BT Securities Corporation, Bankers Trust International plc, Bear, Stearns & Co. Inc. and NationsBanc Capital Markets, Inc.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Subsidiary Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

     (1) The Company and each Subsidiary Guarantor (other than Brockway Standard (Canada), Inc. ("BSC")) is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. BSC is a corporation incorporated, amalgamated or continued under the laws of the Province of Ontario and has not been dissolved.

     (2) The sale and issuance of the Exchange Notes has been validly authorized by the Company.

     (3) The Guarantees have been validly authorized by each of the Subsidiary Guarantors.

     (4) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes shall have been validly tendered to the Company and (iv) the Exchange Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Company's and each Subsidiary Guarantor's Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the Exchange Notes

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BWAY Corporation
April 28, 1997
Page 3

when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company and each Guarantee will constitute the valid and binding obligation of the respective Subsidiary Guarantor.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of the opinions in paragraph 1, we have relied exclusively upon (a) in the case of the Company and each Subsidiary Guarantor (other than BSC), recent certificates issued by the Delaware Secretary of State and (b) in the case of BSC, a recent certificate issued by the Ministry of Consumer and Commercial Relations of the Province of Ontario, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We have assumed without investigation that there has been no relevant change or development between the respective dates of such certificates and the date of this letter.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Delaware or New York be changed by legislative action, judicial decision or otherwise.
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BWAY Corporation
April 28, 1997
Page 4

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                 Yours very truly,


                                 /S/ KIRKLAND & ELLIS
                                 KIRKLAND & ELLIS